EXHIBIT 23.3

                                                         DONOVAN SULLIVAN & RYAN
                                                    CERTIFIED PUBLIC ACCOUNTANTS

                         INDEPENDENT AUDITORS' REPORT

To the Members
Eastern Resorts Company, LLC
Newport, Rhode Island

We have audited the accompanying consolidated balance sheets of Eastern Resorts Company, LLC and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income and members' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Eastern Resorts Company, LLC and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



DONOVAN, SULLIVAN & RYAN

Westwood, Massachusetts
March 5, 1998